Exhibit 5.1

OPINION OF KUTAK ROCK LLP

June 7, 2013

First Federal Bancshares of Arkansas, Inc.

1401 Highway 62-65 North

Harrison, Arkansas 72601

Ladies and Gentlemen:

We are acting as counsel to First Federal Bancshares of Arkansas, Inc., an Arkansas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the “Registration Statement”) of up to 750,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”) to be offered and sold by the selling shareholder set forth in the prospectus contained in the Registration Statement.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

In rendering this opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, that all natural persons who affixed such signatures had the legal capacity to do so, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, relied upon certificates and statements of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the Business Corporation Act of 1987 of the State of Arkansas and all applicable provisions of the Arkansas Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ Kutak Rock LLP